                                                                    EXHIBIT 1(b)

                    KIDDER, PEABODY CASH RESERVE FUND, INC.
                             ARTICLES OF AMENDMENT

     Kidder, Peabody Cash Reserve Fund, Inc., a Maryland corporation ('the corporation'), having its principal office in the State of Maryland in the city of Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST: The Restatement of Articles of Incorporation of the Corporation is hereby amended by striking out Article SECOND in its entirety and inserting in its place the following:

             'SECOND: The name of the corporation (hereinafter called the 'corporation') is Paine/Webber/Kidder, Peabody Cash Reserve Fund, Inc.'

          SECOND: The corporation is registered as an open-end company under the Investment Company Act of 1940. The foregoing amendment was approved by a majority of the entire Board of Directors of the corporation and such amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders.

     IN WITNESS WHEREOF, Kidder, Peabody Cash Reserve Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary, this 22nd day of February, 1995.

     The undersigned President acknowledges these Articles of Amendment to be the corporate act of the corporation, and states to the best of his/her knowledge, information and belief that the matters and facts set forth in these Articles of Amendment with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

                                            KIDDER, PEABODY CASH RESERVE FUND,
                                                           INC.
                                          By:         /s/
                                             ...................................
                                            Name:
                                            President

WITNESS:
          /s/ Dianne E. O'Donnell
     .................................
    Name:  Dianne E. O'Donnell
    Secretary